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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


           PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934


                Date of Report (Date of earliest event reported)


                      November 24, 1998 (November 20, 1998)


                                  ABGENIX, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)



      000-24207                                         94-3248826
Commission File Number                   (I.R.S. Employer Identification Number)



                              7601 Dumbarton Circle
                            Fremont, California 94555
                    (Address of principal executive offices)


                                 (510) 608-6500
              (Registrant's telephone number, including area code)


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                                  ABGENIX, INC.
                                    FORM 8-K
                                NOVEMBER 24, 1998


Item 5.  Other Events

        On November 20, 1998, the Registrant and Cell Genesys, Inc. announced that Cell Genesys Inc. sold approximately 1.1 million shares of the Registrant's Common stock to Zesiger Capital Group, LLC in a private placement transaction and that the Registrant would register the shares for public re-sale.

        The press release and the Registration Rights Agreement between the Registrant and Zesiger Capital Group, LLC have been filed as exhibits to this Report on Form 8-K.


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        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                     ABGENIX, INC.

Date:  November 24, 1998
                                     /s/ R. SCOTT GREER

                                     R. Scott Greer
                                     President and Chief Executive Officer


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Item 7.  Financial Statements and Exhibits

        (c)    Exhibits  (in accordance with Item 601 of Regulation S-K)


       10.1    Registration Rights Agreement dated November 18, 1998 between
               Zesiger Capital Group, LLC and the Registrant.

       99.1 Press Release of the Registrant and Cell Genesys, Inc. regarding the sale by Cell Genesys of shares of the Registrant's Common
               Stock to Zesiger Capital Group, LLC and the Registrant's obligation to register said shares for public re-sale.

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                                  ABGENIX, INC.

                               Report on Form 8-K
                             dated November 24, 1998



                                INDEX TO EXHIBITS



   EXHIBIT
    NUMBER                           EXHIBIT NAME
   -------                           ------------
     10.1      Registration Rights Agreement dated November 18, 1998 between
               Zesiger Capital Group, LLC and the Registrant.

     99.1 Press Release of the Registrant and Cell Genesys Inc. regarding the sale by Cell Genesys of shares of the Registrant's Common
               Stock to Zesiger Capital Group, LLC and the Registrant's obligation to register said shares for public re-sale.

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